CUSIP NO. 03070X106                                     13G


                                                                      EXHIBIT 1



                                          Names of Reporting Persons


                           1.   The Morgan Stanley Leveraged Equity Fund II,
                                L.P.

                           2.   Morgan Stanley Leveraged Equity Fund II, Inc.

                           3.   Morgan Stanley, Dean Witter, Discover & Co.

                           4.   Aetna Life Insurance Company

                           5.   First Plaza Group Trust

                           6.   General Motors Investment Management
                                Corporation

                           7.   Long Term Investment Trust

                           8.   J.P. Morgan & Co. Incorporated

                           9.   J.P. Morgan Capital Corporation

                           10.  Gerald L. Friedman

                           11.  The Friedman Family Foundation

                           12.  The Sarah Beth Friedman 1989 Trust

                           13.  Rachael L. Friedman

                           14.  Daniel B. Rand

                           15.  Stuart M. Brafman

                           16.  The Brafman Limited Partnership

                           17. The Stuart Brafman Charitable Remainder Annuity Trust